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                           ANSAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                                    EXHIBIT 11.1


                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                               ---------------------------------
                                                     1997                1996

Net Loss                                        $  (639,358)       $  (407,935)
                                                -----------        -----------
                                                -----------        -----------

Weighted average shares of
  Common Stock outstanding                         2,849,887         2,768,164

Shares related to staff accounting
     bulletin topic 4D:
          Stock Options
          Conversion of payable to parent
Escrow Shares                                      (365,983)          (363,760)
                                                -----------        -----------
Shares used in calculating net loss per share      2,483,904         2,404,404
                                                -----------        -----------
                                                -----------        -----------

Net loss per share                              $     (0.26)       $     (0.17)
                                                -----------        -----------
                                                -----------        -----------


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